From the desk of:

Rory J. Cutaia

Chairman & CEO

Rory@nFusz.com

855.250.2300 x 7

November 8, 2018

Sound Concepts, Inc. (the “Company”)

McKinley Oswald as a Shareholder of the Company and as the Shareholders’ Representative

Jason Matheny as a Shareholder of the Company

Colby Allen as a Shareholder of the Company

JJ Oswald as a Shareholder of the Company

782 S. Automall Drive, Suite A

American Fork, Utah 84003

Re: Agreement and Plan of Merger Side Letter

Gentlemen:

Each of the addressees to this Side Letter and we (and our wholly-owned subsidiary) are signatories (collectively, the “Parties”) to that certain Agreement and Plan of Merger (the “Agreement”) of even date herewith. Certain capitalized terms utilized herein have been defined in the Agreement. In connection with the Agreement and the timing of certain events relative to the transactions contemplated therein, as well as in contemplation of certain public filings required to be made by us with the Securities and Exchange Commission, all of the Parties have executed this Side Letter with the specific intention that the provisions hereof shall relate to and, until the Closing, defer the effectiveness or completion of those provisions of the Agreement specified herein, which provisions shall be completed at or prior to the Closing.

The Agreement contemplates that the Company will prepare certain Disclosure Schedules. As of the date hereof, the Disclosure Schedules have not been finalized by the Company and, accordingly, have not been approved by us, but will be finalized and, we anticipate, approved by us prior to the Closing.

The Agreement contemplates that the Parties will appoint an Escrow Agent for it to hold the Escrow Shares and, in connection therewith, the Escrow Agent and the Parties will enter into an Escrow Agreement in the form to be attached as Exhibit A to the Agreement. As of the date hereof, the Escrow Agent has not been appointed and, accordingly, the Escrow Agreement has not been prepared or attached. Issues related to this paragraph will be concluded prior to the Closing.

The Agreement contemplates that each of the Shareholders will execute a “lock-up” agreement in substantially in the form to be attached as Exhibit B to the Agreement. As of the date hereof, the form of the “lock-up” agreement has not been prepared. Such agreement will be prepared prior to the Closing such that it may be duly executed by the Shareholders, when required.

The Agreement contemplates that the directors and officers of the Surviving Entity will be listed on Exhibit C to be attached to the Agreement. As of the date hereof, Exhibit C has not been completed, but will be prior to the Closing.

Each Party acknowledges and agrees that, notwithstanding any provision of the Agreement to the contrary, the Disclosure Schedules, the form of Escrow Agreement (Exhibit A to the Agreement), the form of “lock up” agreements (Exhibit B to the Agreement), and the list of directors and officers of the Surviving Entity (Exhibit C to the Agreement) will be treated as follows:

(a) As soon as is practicable, the Company will deliver the Disclosure Schedules to the Parent. The Parent will have reasonable time to review the Disclosure Schedules and may accept or reject all or any part of the Disclosure Schedules. Disclosure Schedules accepted by the Parent will be deemed (i) to have been delivered by the Company concurrently with the execution and delivery of the Agreement under ARTICLE III of the Agreement, and (ii) to be consented to in writing by the Parent under the Agreement, including under Sections 5.01 and 5.04(b) of the Agreement. If any part of the Disclosure Schedules is rejected by the Parent, after reasonable and good faith negotiations between authorized agents of the Company and of the Parent, then, and only then may the Parent or the Company terminate the Agreement by written notice in accordance with the procedures and subject to the terms of ARTICLE IX of the Agreement.

(b) The Parties will act reasonably and in good faith with respect to the negotiation of the Escrow Agreement and “lock up” agreements and, in the event they cannot agree as to any material provision of any such agreements within a reasonable time period, then, and only then may any Company Shareholder or the Parent terminate the Agreement by written notice in accordance with the procedures and subject to the terms of ARTICLE IX of the Agreement.

Please confirm your acknowledgement and agreement with the terms hereof by executing this Side Letter, where indicated, and returning it to me.

Very truly yours,

NFÜSZ, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia, CEO

NF MERGER SUB, INC.

By:	/s/ Rory Cutaia
Rory Cutaia, Authorized signatory

NF ACQUISITION COMPANY, LLC

By:	/s/ Rory Cutaia
Rory J. Cutaia, authorized signatory

344 Hauser Blvd. Suite 414 Los Angeles CA 90036 | www.nFusz.com | 855 250-2300

ACKNOWLEDGED AND AGREED:

SOUND CONCEPTS, INC.

By:	/s/ McKinley J. Oswald
McKinley J. Oswald, CEO

/s/ McKinley J. Oswald
McKinley J. Oswald, shareholder of the Company

/s/ JJ Oswald	/s/ Jason Matheny
JJ Oswald, shareholder of the Company	Jason Matheny, shareholder of the Company

/s/ Colby Allen	/s/ McKinley J. Oswald
Colby Allen, shareholder of the Company	McKinley J. Oswald, Shareholders’ Representative

/s/ McKinley M. Oswald
McKinley M. Oswald, shareholder of the Company

344 Hauser Blvd. Suite 414 Los Angeles CA 90036 | www.nFusz.com | 855 250-2300